Exhibit 10(g)(3)

Third Amendment to Restated Richardson Electronics, Ltd.
Employees Stock Ownership Plan

     RICHARDSON ELECTRONICS, LTD., a Delaware corporation, hereby amends the Richardson Electronics, Ltd. Employees Stock Ownership
Plan, as amended and restated on July 14, 1994, effective June 1, 1989, and as further amended (the "Plan"), as follows:

               1. The following sentence is added to Section 2.1 of the Plan effective June 1, 1996:

                    There shall also be maintained, in the case of a Participant who incurs a Break in Service, a Forfeiture
          Suspense Account in accordance with Section 18.3(d).

               2. Section 7.4 of the Plan is deleted and the following is substituted in its place effective June 1, 1996:

               7.4  Crediting of Forfeitures

          Forfeitures, if any, occurring during the Plan Year pursuant to Section 18.3(d) and allocated from the Forfeiture
     Suspense Accounts shall be allocated among the Employer
     Contribution Accounts of all Participants eligible to receive an allocation of the Employer's contribution under
     Section 6.1(a) in the proportion that the Compensation paid or accrued to each such Participant during such Plan Year bears to the Compensation paid or accrued to all such Participants during such Plan Year.

               3. Section 14.3 of the Plan is deleted and the following is substituted in its place effective May 31, 1997:

               14.3 Diversification Elections.

          (a) Each Qualified Participant may make an election (the "Election") within 90 days after each Anniversary Date during the Qualified Election Period to direct the Plan to distribute to him or on his behalf, a portion of his Account Balance equal to his Diversification Amount. An Election shall be made in, in writing, on a form to be supplied by the Administrator for such purpose. A Participant shall become a "Qualified Participant: on the first day on or after which he has both attained age 55 and completed 10 years of participation in the Plan. The "Qualified Election Period" shall be the 6-year period commencing with the Plan Year in which the Participant first becomes a Qualified Participant. During any one of the first 5 Plan Years of the Qualified Election Period, the "Diversification Amount" shall be an amount equal to the excess, if any, of 25% of:

                         (1) the number of shares of Stock credited to the Qualified Participant's Account on or before the last Anniversary Date preceding the Plan Year for which such Election is made, less

                         (2) the number of shares of Stock previously distributed to such Qualified Participant (or, where he had requested a distribution in cash, the number of shares of Stock in connection with such a cash distribution to him).

     In the last Plan Year of the Qualified Election Period, the preceding sentence shall be applied by substituting "50%" for "25%." In applying either such percentage, any resultant fractional share under .5 shall be disregarded and any resultant fractional share of .5 or more shall be considered as an additional full share.

               (b) Not later than 90 days after the close of each 90-day period described in Section 14.3(a), the Administrator shall implement such Qualified Participant's Election by distributing to him Stock equal to the Diversification Amount, or, if so directed by him, the Administrator shall cause such Stock to be sold on the open market and the net proceeds distributed to him, or on his behalf, subject to Section 9.10.

               (c) The Administrator shall have the sole responsibility for and complete discretion in establishing and, if it deems it necessary, amending the rules and procedures governing the time and manner in which Qualified
          Participants may make, modify or revoke any Election pursuant to this Section 14.3. The discretion of the Administrator in this regard shall only be limited by the general requirement that such discretion be exercised in a non-discriminatory manner and in compliance with the requirements of Code Section
          401(a)(28) and any regulations promulgated thereunder.

               (d) The purpose of this Section 14.3 is to conform to the requirements of Code Section 401(a)(28). To the extent that this Section 14.3 is inconsistent with Section
          401(a)(28), the provisions of Section 401(a)(28) shall control.

               4. Article XVIII, in the form attached hereto as Exhibit A, is added to the Plan effective June 1, 1996.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of this 9th day of April, 1997.

                         RICHARDSON ELECTRONICS, LTD.

                         By /s/ William G. Seils
                         As Its Senior Vice President

EXHIBIT A
ARTICLE XVIII
REVISED VESTING PROVISIONS

               18.1 Scope and Effective Date.

     As to each Employee who is actively employed by the Employer on or after June 1, 1996, the vested interest of such Employee in his Account shall be determined in accordance with this Article XVIII notwithstanding any other provision of the Plan to the contrary; provided, however, Sections 8.1, 8.2, 8.3, 8.4, 8.7 and
8.8 of the Plan shall continue to apply.

               18.2 Definitions.

     For purposes of this Article XVIII, the following terms shall have the meanings set forth, notwithstanding any definition of any such term elsewhere in the Plan:

               (a)  "Break in Service"   A Period of Severance of at least
          12 consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall n to constitute a Break in Service. An "absence from work for maternity or paternity reasons" shall mean an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

               (b) "Hour of Service" Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or a Related Employer.

               (c) "Period of Service" An Employee's period of service commencing on the date he first completes an Hour of Service, and ending on the date a Break in Service begins; provided, however, that for purposes of Section
          18.2(c), any Employee to whom Section 18.4 applies shall be deemed to have a hire date of May 31, 1997.

               (d) "Period of Severance" A continuous period of time during which an Employee is not employed by the Employer. Such period begins on the date such Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which such Employee was otherwise first absent from service.

               (e) "Years of Service" The number of whole years of an Employee's Period of Service with the Employer or a Related Employer.

               18.3 General Vesting Rules.

               (a) For purposes of determining his Years of Service, an Employee shall receive credit for any Period of Severance of less than 12 consecutive months.
          Nonconsecutive Periods of Service shall be aggregated.
          Additionally, fractional periods of a year shall be expressed in terms of days, and less-than-whole-year
          Periods of Service shall be aggregated on the basis that 365 days of service shall equal a whole Year of Service.

               (b) In the case of a Participant who has 5 consecutive Breaks in Service, all Years of Service after such Breaks in Service shall be disregarded for the purpose of determining his vesting in his Account balance which accrued before such breaks, but both pre-break and post-break service shall count for the purposes of vesting the Employer-derived Account balance that accrues after such breaks. Both such balances shall share in the earnings and losses of the Trust.

               (c) In the case of a Participant who does not have 5 consecutive Breaks in Service, both the pre-break and post-break service shall count in vesting both the pre-break and post-break Employer-derived Account balances.

               (d) The excess of a Participant's Account Balance over his Vested Account Balance shall be transferred from such Participant's Employer Contribution Account to his
          Forfeiture Suspense Account as of the date on which such Participant incurs a Break in Service, and shall be forfeited on the date on which such Participant incurs 5 consecutive Breaks in Service. If such a Participant returns to the employment of the Employer or any Related Employer before incurring 5 consecutive
          Breaks in Service, any amount transferred to his Forfeiture Suspense Account from such his Employer
          Contribution Account pursuant to the preceding sentence shall be restored to his Employer Contribution Account.

               (e) If a Participant receives a distribution of all or a portion of his Employer Contribution Account Balance at a time when it is possible for him to increase the vested percentage of his Employer Contribution Account
          (including a Participant who received a distribution upon incurring a Termination of Employment and who returns to the employment of the Employer or any Related Employer before incurring at least 5 consecutive Breaks in Service), then such Participant's
          Vested Account Balance at any time after he is re-employed shall be determined by (1) increasing the Participant's Employer Contribution Account Balance at such time by the Adjusted Distribution (as hereafter defined), (2) then multiplying the Employer
          Contribution Account Balance (as so increased) by the relevant vesting percentage under Section 8.4, and (3) then subtracting the Adjusted Distribution from the product obtained. The "Adjusted Distribution" shall be equal to the amount of the distribution multiplied by a fraction, the numerator of which is the Participant's
          Account Balance at the time the formula is applied and the denominator of which is the Account Balance immediately following the distribution (without regard to forfeitures).

               (f) If a Participant returns to the employment of the Employer or any Related Employer after incurring at least 5 Breaks in Service, and such Participant did not receive payment of the full amount of his Vested
          Account Balance, his Vested Account Balance remaining unpaid shall be placed in a separate Pre-Break Account for the Participant. The Pre-Break Account shall be treated in the same manner as the Employer Contribution Account of the Participant, except that it shall not be credited with the Employer's contributions and the Participant shall be 100% vested in such Pre-Break
          Account.

               18.4 Transitional Rules

     Each Employee described in Section 18.1 who was actively employed by the Employer on May 31, 1996 shall receive credit for a Period of Service equal to the sum of:

               (a) A number of years equal to the number of Years of Service credited to him under the Plan (determined without regard to this Article XVIII) as of the Computation Period ended May 31, 1996; and

               (b) The greater of (1) the Period of Service which would be credited to him under this Article XVIII during the Computation Period ending May 30, 1997 or (2) the service which would be taken into account under the Plan (determined without regard to this Article XVIII) during the Computation Period ended May 30, 1997.

In addition, each such Employee shall receive credit for service determined under this Article XVIII commencing on May 31, 1997.